Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Ralph Giacobbe

860-787-7968

Ralph.Giacobbe@cigna.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@cigna.com

Cigna Reports Strong Fourth Quarter and Full Year 2022 Results,

Establishes 2023 Guidance and Increases Dividend

•	Total revenues for 2022 were $180.5 billion
•	Shareholders’ net income for 2022 was $6.7 billion, or $21.30 per share
•	Adjusted income from operations[1] for 2022 was $7.3 billion, or $23.27 per share
•	Adjusted income from operations[1,2] is projected to be at least $7.33 billion in 2023, or at least $24.60 per share[2]
•	Board of Directors declared a 10% increase in the quarterly dividend rate, to $1.23 per share

BLOOMFIELD, CT, February 3, 2023 – Global health services company Cigna Corporation (NYSE: CI) today reported strong 2022 results reflecting growth in both Evernorth and Cigna Healthcare.

“We are carrying great momentum into 2023,” said David M. Cordani, chairman and chief executive officer. “Last year was a pivotal year of performance and growth for our company as individuals and employers around the world counted on Cigna Healthcare in a dynamic time, and Evernorth further expanded its health services reach and impact. We are well positioned to continue innovating and growing as we work to improve the health and vitality of all those we serve.”

Shareholders’ net income for 2022 was $6.7 billion, or $21.30 per share, including an after-tax gain of $1.3 billion, or $4.26 per share, primarily from the Chubb transaction3, and compares with $5.4 billion, or $15.73 per share, for 2021.

Cigna's adjusted income from operations1 for 2022 was $7.3 billion, or $23.27 per share, compared with $7.0 billion, or $20.47 per share, for 2021, reflecting growth in Evernorth and Cigna Healthcare more than outweighing the absence of income from divested businesses3,4. The proceeds from the Chubb transaction3 were primarily used for share repurchase in 2022.

Reconciliations of total revenues to adjusted revenues5 and of shareholders’ net income to adjusted income from operations1 are provided on the following page and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues5 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Total Revenues	$45,751	$45,688	$180,516	$174,078
Net Realized Investment Losses (Gains) from Equity Method Investments[5]	(8)	(12)	126	—
Adjusted Revenues[5]	$45,743	$45,676	$180,642	$174,078

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,169	$1,116	$6,668	$5,365
Net Realized Investment Losses (Gains)[1]	(12)	(59)	503	(158)
Amortization of Acquired Intangible Assets[1]	284	326	1,345	1,494
Special Items[1]	73	189	(1,232)	279
Adjusted Income from Operations[1]	$1,514	$1,572	$7,284	$6,980

Shareholders’ Net Income, per share	$3.83	$3.39	$21.30	$15.73
Adjusted Income from Operations[1], per share	$4.96	$4.77	$23.27	$20.47

•	The full year 2022 Shareholders’ Net Income increased 24% from full year 2021, reflecting the gain on the Chubb transaction[3] as well as continued growth from Evernorth and Cigna Healthcare. Adjusted income from operations[1] for full year 2022 increased 4% from full year 2021 with contributions from both Evernorth and Cigna Healthcare. Excluding the divested businesses[3,4,6], adjusted income from operations[1] increased 9% for full year 2022 compared to full year 2021.

•	The SG&A expense ratio[7] on a GAAP basis was 7.3% for full year 2022 compared to 7.5% for full year 2021. The adjusted SG&A expense ratio[7] was 7.2% for full year 2022 compared to 7.3% for full year 2021 as revenue growth and continued expense efficiencies were partially offset by strategic investments.

•	The effective tax rate on a GAAP basis for full year 2022 was 19.2% compared to 20.2% full year 2021. The adjusted effective tax rate[8] for full year 2022 was 21.1% compared to 22.2% for full year 2021.

•	The debt-to-capitalization ratio decreased to 40.9% at December 31, 2022 compared to 41.7% at December 31, 2021.

•	In 2022, the Company repurchased 27.4 million shares of common stock for $7.6 billion. Year to date through February 2, 2023, the Company repurchased 1.6 million shares of common stock for approximately $510 million.

•	On February 2, 2023, the Company’s Board of Directors declared a cash dividend of $1.23 per share of Cigna common stock to be paid on March 23, 2023 to shareholders of record as of the close of trading on March 8, 2023. This reflects a 10% increase from the 2022 cash dividend of $1.12 per share.

3

CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	December 31,
	2022	2021

Total Customer Relationships[9]	189,683	185,672

Total Pharmacy Customers	105,567	107,298

U.S. Commercial	14,852	13,854
U.S. Government	1,354	1,510
International Health	1,798	1,717
Total Medical Customers[9]	18,004	17,081

Behavioral Care	44,841	40,380
Dental	18,397	17,731
Medicare Part D	2,874	3,182

•	Total customer relationships[9] at the end of 2022 grew by 2% to 189.7 million.

•	Total pharmacy customer base in 2022 decreased by 2% to 105.6 million due to client attrition in early 2022.

•	The total medical customer base[9] at the end of 2022 grew 5% to 18.0 million, an increase of 923,000 customers from December 31, 2021, primarily driven by growth in U.S. Commercial, partially offset by a decrease in U.S. Government inclusive of the divestiture of the Medicaid[4] business.

4

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations1 to shareholders’ net income.

Evernorth

This segment includes a broad range of coordinated and point solution health services and capabilities, and partners with the health care system to provide Pharmacy Benefits, Home Delivery Pharmacy, Specialty Pharmacy, Distribution and Care Delivery and Management Solutions to health plans, employers, government organizations and health care providers.

Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Adjusted Revenues[5]	$36,188	$35,086	$140,335	$131,912
Adjusted Income from Operations, Pre-Tax[1]	$1,725	$1,634	$6,127	$5,818
Adjusted Margin, Pre-Tax[10]	4.8%	4.7%	4.4%	4.4%

•	Fourth quarter 2022 adjusted revenues[5] increased 3% relative to fourth quarter 2021 reflecting strong organic growth in specialty pharmacy services.

•	Fourth quarter 2022 adjusted income from operations, pre-tax[1], increased 6% relative to fourth quarter 2021 reflecting business growth including affordability improvements partially offset by strategic investments in expanding our services portfolio and digital capabilities.

5

Cigna Healthcare

This segment includes U.S. Commercial, U.S. Government and International Health businesses which provide comprehensive medical benefits and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, and other products and services for insured and self-insured clients. U.S. Government solutions include Medicare Advantage, Medicare Supplement and Medicare Part D plans for seniors, and individual health insurance plans. International Health solutions include health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Adjusted Revenues[5,11]	$11,131	$11,214	$45,036	$44,652
Adjusted Income from Operations, Pre-Tax[1]	$500	$472	$4,072	$3,609
Adjusted Margin, Pre-Tax[10]	4.5%	4.2%	9.0%	8.1%

•	Fourth quarter 2022 adjusted revenues[5,11] decreased 1% compared with fourth quarter 2021. Excluding the divested Medicaid business[4,6], fourth quarter 2022 adjusted revenues[5,11] grew 1%. This growth reflects increased specialty contributions, premium increases to cover underlying cost trends and U.S. Commercial and International Health customer growth, partially offset by lower U.S. Government medical customers and lower net investment income.

•	Fourth quarter 2022 adjusted income from operations, pre-tax[1] increased 6% relative to fourth quarter 2021, due to a lower MCR[7], inclusive of effective execution of pricing and affordability initiatives, partially offset by lower net investment income.

•	The Cigna Healthcare MCR[7] of 84.0% for fourth quarter 2022 compares to 87.0% for fourth quarter 2021, reflecting lower direct COVID-19 costs and improved stop-loss results. The fourth quarter 2022 MCR[7] also benefited from effective execution in pricing and affordability initiatives.

•	The Cigna Healthcare MCR[7] of 81.7% for full year 2022 compares to 84.0% for full year 2021, reflecting lower direct COVID-19 costs. The full year 2022 MCR[7] also benefited from effective execution in pricing and affordability initiatives in our U.S. Commercial business partially offset by U.S. Government risk adjustment updates related to prior years.

•	Cigna Healthcare net medical costs payable[12] was $3.96 billion at December 31, 2022, $4.05 billion at September 30, 2022, and $4.00 billion at December 31, 2021. Favorable prior year reserve development on a gross pre-tax basis was $259 million and $219 million for the full year 2022 and 2021, respectively.

6

Corporate and Other Operations

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations. Additionally, this discussion includes items reported in Other Operations which is comprised of Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Adjusted (Loss) from Operations, Pre-Tax[1]	$(382)	$(115)	$(966)	$(450)

•	Fourth quarter adjusted loss from operations, pre-tax[1] of $382 million was greater than fourth quarter 2021 primarily due to the absence of income from the businesses divested in the Chubb transaction[3].

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2023 OUTLOOK2,13

Cigna's outlook2,13 for full year 2023 adjusted revenues2,5 is projected to be at least $187.0 billion. Cigna’s outlook2,13 for full year 2023 consolidated adjusted income from operations1,2 is projected to be at least $7.33 billion, or at least $24.60 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2023 dividends.

(dollars in millions, except where noted and per share amounts)
2023 Consolidated Metrics	Projection for Full Year Ending December 31, 2023
Adjusted Revenues[2,5]	at least $187,000
Adjusted Income from Operations[1,2]	at least $7,330
Adjusted Income from Operations, per share[1,2]	at least $24.60
Adjusted SG&A Expense Ratio[2,7]	~7.3%
Adjusted Effective Tax Rate[2,8]	21.0% to 21.5%
Cash Flow from Operations[2]	at least $9,000
Capital Expenditures[2]	~$1,400
Shareholder Dividends[2]	~$1,450
Weighted Average Shares Outstanding (millions)[2]	296 to 300

2023 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[1,2]	at least $6,400

2023 Cigna Healthcare Metrics
Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,400
Medical Care Ratio[2,7]	81.5% to 82.5%
Total Medical Customer Growth (lives)[2,9]	at least 1,200,000

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The foregoing statements represent the Company’s current estimates of Cigna's 2023 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://investors.cigna.com/home/default.aspx). Management will be hosting a conference call to review full year 2022 results and discuss full year 2023 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://investors.cigna.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:

Live Call

(888) 455-5036 (Domestic)

(773) 799-3981 (International)

Passcode: 2032023

Replay

(800) 839-2290 (Domestic)

(203) 369-3607 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health services company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, and Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products.

Cigna’s global footprint spans approximately 30 countries and jurisdictions, and has approximately 190 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

  Adjusted income (loss) from operations is a principal financial measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

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  Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

  The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2023 dividends.

  As announced in January 2021, Cigna currently intends to pay regular quarterly dividends, with future declarations subject to approval by its Board of Directors and the Board’s determination that the declaration of dividends remains in the best interests of Cigna and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the Company’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

  The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

  On July 1, 2022, the Company completed the sale of its life, accident and supplemental benefits businesses in six countries (Hong Kong, Indonesia, New Zealand, South Korea, Taiwan and Thailand) to Chubb INA Holdings, Inc. ("Chubb") for approximately $5.4 billion in cash (the "Chubb transaction"). In December 2022, the Company divested its ownership interest in a joint venture in Türkiye.

  On January 1, 2022, the Company completed the sale of its Texas Medicaid contracts to Molina Healthcare, Inc.

  Adjusted revenues is used by Cigna’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

  The divested international3 and Medicaid4 businesses had adjusted income from operations1, after-tax, of $1 million and $149 million in fourth quarter 2022 and fourth quarter 2021, respectively. Consolidated adjusted income from operations1 in fourth quarter 2022 and fourth quarter 2021 excluding the adjusted income from operations1 of the divested international3 and Medicaid4 businesses was $1,513 million and $1,423 million, respectively. The divested international3 and Medicaid4 businesses had adjusted income from operations1, after tax, of $375 million and $622 million in full year 2022 and full year 2021, respectively. Consolidated adjusted income from operations1 in full year 2022 and full year 2021 excluding the adjusted income from operations1 of the divested international3 and Medicaid4 businesses was $6,909 million and $6,358 million, respectively.

10

Consolidated Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Consolidated Earnings, net of taxes
Shareholder’s Net Income	$1,169	$1,116	$6,668	$5,365
Net Realized Investment (Gains) Losses[1]	(12)	(59)	503	(158)
Amortization of Acquired Intangible Assets[1]	284	326	1,345	1,494
Special Items[1]	73	189	(1,232)	279
Adjusted Income from Operations[1]	$1,514	$1,572	$7,284	$6,980
Less: Adjusted Income[1] from Divested International[3] and Medicaid[4] Businesses	1	149	375	622
Adjusted Income from Operations[1] excluding Divested International[3] and Medicaid[4] Businesses	$1,513	$1,423	$6,909	$6,358

The divested Medicaid4 business had adjusted revenues5 of $(2) million in fourth quarter 2022 and $225 million in fourth quarter 2021. Cigna Healthcare adjusted revenues5,11 in fourth quarter 2022 and fourth quarter 2021 excluding the adjusted revenues5 from the divested Medicaid business4 were $11,133 million and $10,989 million, respectively. The divested Medicaid4 business had adjusted revenues5 of $85 million in full year 2022 and $976 million in full year 2021. Cigna Healthcare adjusted revenues5,11 in full year 2022 and full year 2021 excluding the adjusted revenues5 from the divested Medicaid business4 were $44,951 million and $43,676 million, respectively.

Financial Results (dollars in millions):
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cigna Healthcare Adjusted Revenues[5,11]	$11,131	$11,214	$45,036	$44,652
Less: Adjusted Revenues[5] from Divested Medicaid Business[4]	(2)	225	85	976
Cigna Healthcare Adjusted Revenues[5,11] excluding Divested Medicaid Business[4]	$11,133	$10,989	$44,951	$43,676

7.	Operating ratios are defined as follows:
•	The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all U.S. Commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, individual on and off-exchange products, and health care products within our International Health business, within the Cigna Healthcare segment.
•	SG&A expense ratio on a GAAP basis for the full year 2022 represents enterprise selling, general and administrative expenses of $13,186 million as a percentage of total revenue of $180.5 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the full year 2021 represents enterprise selling, general and administrative expenses of $13,030 million as a percentage of total revenue of $174.1 billion at a consolidated level.
•	Adjusted SG&A expense ratio for the full year 2022 represents enterprise selling, general and administrative expenses of $13,057 million excluding special items of $129 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the full year 2021 represents enterprise selling, general and administrative expenses of $12,720 million excluding special items of $310 million as a percentage of adjusted revenue at a consolidated level.

11

  The measure “adjusted effective tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted effective tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding pre-tax income (loss) attributable to noncontrolling interests, net realized investment results, amortization of acquired intangible assets, and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof include (i) future net realized investment results and (ii) future special items.

  Customer relationships are defined as follows:
•	Total medical customers includes individuals in the Cigna Healthcare segment who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Prior year lives include the Medicaid customers which were divested on January 1, 2022.
•	International Health medical customers excludes medical customers served by less than 100% owned subsidiaries.
•	Policies issued by the sold international life, accident, and supplemental benefits businesses[3] and the joint venture in Türkiye[3] have been excluded from customer relationships.

  Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

  Cigna owns a 50% noncontrolling interest in its China joint venture. As such, the adjusted revenues for the Cigna Healthcare segment only include Cigna’s 50% share of the joint venture’s earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

  Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.18 billion as of December 31, 2022, $4.25 billion as of September 30, 2022, and $4.26 billion as of December 31, 2021.

  Cigna’s outlook for full year 2023 includes the expected impacts of the FASB’s new accounting for Long-Duration Insurance Contracts (“LDTI”) that is required to be adopted on January 1, 2023. The adoption of LDTI is not expected to result in a material restatement of Cigna's results in prior periods.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2023 on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2023; projected total medical customer growth over year end 2022; projected medical care and adjusted SG&A expense ratios; projected consolidated adjusted effective tax rate; projected cash flow from operations; future dividends; projected weighted average shares outstanding; future financial or operating performance, including our ability to deliver affordable, predictable and simple solutions for our customers and clients; future growth, business strategy and strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas and the impact of the developing inflationary and interest rate pressures; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; the impact of revised accounting rules related to accounting for long-duration contracts; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions including the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates and risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION								Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

		Three Months Ended				Years Ended
		December 31,				December 31,
(Dollars in millions, except per share amounts)		2022		2021		2022		2021

REVENUES

Pharmacy revenues		$33,135		$32,328		$128,566		$121,413
Premiums		9,547		10,342		39,915		41,154
Fees and other revenues		2,857		2,638		10,880		9,962
Net investment income		212		380		1,155		1,549
Total Revenues		45,751		45,688		180,516		174,078
Net realized investment results from certain equity method investments		(8)		(12)		126		—
Adjusted revenues (1)		$45,743		$45,676		$180,642		$174,078

Shareholders' net income		$1,169		$1,116		$6,668		$5,365
Pre-tax adjusted income (loss) from operations by segment
Evernorth		$1,725		$1,634		$6,127		$5,818
Cigna Healthcare		500		472		4,072		3,609
Corporate and Other Operations		(382)		(115)		(966)		(450)
Consolidated pre-tax adjusted income from operations		1,843		1,991		9,233		8,977
Adjusted income tax expense		(329)		(419)		(1,949)		(1,997)
Consolidated after-tax adjusted income from operations		$1,514		$1,572		$7,284		$6,980

Weighted average shares (in thousands)		305,413		329,641		313,065		340,966
Common shares outstanding (in thousands)						298,676		322,948
SHAREHOLDERS' EQUITY at December 31,						$44,872		$47,112
SHAREHOLDERS' EQUITY PER SHARE at December 31,						$150.24		$145.88

	Three Months Ended				Years Ended
	December 31,				December 31,
	2022		2021		2022		2021
(Dollars in millions, except per share amounts)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

SHAREHOLDERS’ NET INCOME

Shareholders' net income		$1,169		$1,116		$6,668		$5,365
Adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses (2)	(8)	(12)	(80)	(59)	621	503	(196)	(158)
Amortization of acquired intangible assets	457	284	499	326	1,876	1,345	1,998	1,494
Special Items
Integration and transaction-related costs	23	17	111	70	135	103	169	71
Charge for organizational efficiency plan	—	—	168	119	22	17	168	119
(Benefits) associated with litigation matters	—	—	—	—	(28)	(20)	(27)	(21)
Loss (gain) on sale of businesses	73	56	—	—	(1,662)	(1,332)	—	—
Debt extinguishment costs	—	—	—	—	—	—	141	110
Adjusted income from operations (3)		$1,514		$1,572		$7,284		$6,980

DILUTED EARNINGS PER SHARE

Shareholders' net income		$3.83		$3.39		$21.30		$15.73
Adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses (2)	(0.03)	(0.04)	(0.24)	(0.18)	1.98	1.61	(0.57)	(0.46)
Amortization of acquired intangible assets	1.50	0.93	1.51	0.99	5.99	4.30	5.86	4.38
Special Items
Integration and transaction-related costs	0.08	0.06	0.34	0.21	0.43	0.33	0.50	0.21
Charge for organizational efficiency plan	—	—	0.51	0.36	0.07	0.05	0.49	0.35
(Benefits) associated with litigation matters	—	—	—	—	(0.09)	(0.06)	(0.08)	(0.06)
Loss (gain) on sale of businesses	0.23	0.18	—	—	(5.31)	(4.26)	—	—
Debt extinguishment costs	—	—	—	—	—	—	0.41	0.32
Adjusted income from operations (3)		$4.96		$4.77		$23.27		$20.47

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes the Company’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.